SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      April 15, 1996
                                                 ------------------------



                            Travelers Group Inc.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


      Delaware                  1-9924                       52-1568099
- --------------------------------------------------------------------------------
      (State or other        (Commission                  (IRS Employer
      jurisdiction of         File Number)                Identification No.)
      incorporation)

           388 Greenwich Street, New York, New York            10013
- --------------------------------------------------------------------------------
             (Address of principal executive offices)        (Zip Code)

                                (212) 816-8000
- --------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.
- ---------------------

RESULTS OF OPERATIONS

      Travelers Group Inc. (the "Company") had operating earnings for the quarter ended March 31, 1996 of $479.6 million, up 42% from $338.0 million in the 1995 period. Earnings per share from operations were a record $1.42 versus $1.01, up 41% on average common shares of 318.8 million and 315.5 million in the respective year periods. As previously announced in March, the Board of Directors approved a $600 million increase in authorization for the repurchase of the Company's common stock, which may be made from time to time, principally for employee benefit plans. Approximately 2.6 million shares were repurchased during the quarter.

      Net income for the 1996 quarter was $520.2 million, or $1.55 per share, which includes reported investment portfolio gains of $40.6 million, or $0.13 per share. This compares with net income of $340.0 million in the 1995 period, which included reported investment portfolio losses of $18 million, or $0.06 per share, and a gain of $20.0 million, or $0.06 per share, from the sale of The Travelers Insurance Company's group life insurance businesses to Metropolitan Life Insurance Company.

      Revenues were $4.515 billion, up 5% over $4.299 billion in the 1995 period. Revenues from ongoing businesses were up 15% for the quarter, when compared with the 1995 period, after deducting revenues from Transport Life Insurance Company ("Transport Life") which was spun off, from the The MetraHealth Companies, Inc. ("MetraHealth") investment which was sold, and from certain related runoff operations.

                             INVESTMENT SERVICES
                             -------------------

SMITH BARNEY OPERATING EARNINGS:
      $223.9 MILLION, UP 125% FROM $99.6 MILLION IN 1995 PERIOD

      Ongoing strength in the financial markets contributed to Smith Barney's third consecutive quarter of record earnings. The firm's return on equity reached 36.1%, more than double the prior year period's 17.0%. Pre-tax profit margins increased to 22.8% in the quarter, versus 14.6% in the prior year period.

      Total revenues, net of interest expense, reached a record level of $1.607 billion, with gross production in both the retail and institutional businesses hitting all-time highs. Commission revenues were up 35% to a record $605.0 million, compared with the prior year period, primarily as a result of strong activity in over-the-counter and listed securities, as well as mutual funds. Annualized retail gross production per Financial Consultant rose 38% to a record $364,000, versus $264,000 in the 1995 first quarter, with a sales force of approximately 10,500 Financial Consultants working from 458 domestic retail offices.

      Investment banking revenues increased 134% to a record $272.5 million compared to the prior year's quarter, reflecting strong volume in equity, high yield and corporate debt underwritings, as well as fee income from merger and acquisition activity.

      Principal trading revenues also reached record levels, with particular strength in over-the-counter equities and taxable fixed-income securities. Asset management fees rose 33% to a record $316.6 million. At March 31, 1996, Smith Barney also had a record level of assets under management of $102.2 billion, up 24% from a year ago.

      Net interest income of $95.1 million was slightly ahead of the comparable period last year. Total expenses, excluding interest, increased 20% over the 1995 first quarter as a result of higher production-related compensation expense. The firm continues to maintain its focus on controlling fixed expenses, and its ratio of non-compensation expenses to net revenues stood at 20.3% at the end of the first quarter.

      (Results for RCM Capital Management are included in the "Corporate and Other" segment until its previously announced sale to Dresdner Bank AG is approved by various regulatory agencies, and consummated.)

                               CONSUMER FINANCE
                               ----------------
CONSUMER FINANCE OPERATING EARNINGS:
      $55.9 MILLION, EQUAL TO 1995 PERIOD

      Year-to-year earnings were even for the Company's consumer finance business. A 5% higher level of receivables, as well as favorable insurance experience, were offset by higher loan losses and additions to loan loss reserves. At March 31, 1996, net receivables totaled a record $7.31 billion.

      The average yield on the portfolio, at 15.43%, was even with the 1995 first quarter. Net interest margin, at 8.75%, was up 10 basis points compared with the prior year's first quarter, due to lower funding costs.

      Delinquencies in excess of 60 days rose to 2.21% as of March 31, 1996, compared with 2.14% at year-end 1995, and with the historically low level of 1.83% at the end of the comparable 1995 period. The charge-off rate for the quarter was 2.87%, up from 2.58% in the 1995 fourth quarter. In part, these trends reflect the high level of personal bankruptcies throughout the credit industry. As a result of the higher losses, reserves as a percentage of net receivables were increased in the quarter to 2.88%, up from 2.66% at December 31, 1995.

      Commercial Credit Company's total number of offices at the end of the quarter stood at 858, which includes the addition of 10 offices from the March 31, 1996 acquisition of Hawaii-based Servco. During the quarter, nearly 20 existing retail offices were converted into $.M.A.R.T. Solution Centers -- devoted exclusively to servicing the company's growing business of underwriting real estate loans for Primerica Financial Services. The number of credit card accounts issued through Travelers Bank increased to a record level of more than 756,000 accounts.

                                LIFE INSURANCE
                                --------------
PRIMERICA FINANCIAL SERVICES OPERATING EARNINGS:
      $65.3 MILLION, UP 20% FROM $54.5 MILLION IN 1995 PERIOD

      Record operating earnings for PFS principally reflect continued strength in life insurance in force, as well as increased mutual fund sales and favorable mortality experience, compared to 1995.

      Life insurance in force reached a record $350.4 billion, up from $337.9 billion at March 31, 1995, and continued to reflect good policy persistency. New term life insurance sales were $12.3 billion in the quarter, down from the $13.4 billion produced in the strong prior year period.

      Sales of mutual funds at PFS in the quarter increased to $566.9 million (at net asset value), a 57% improvement over the prior year period's $361.7 million, reflecting strong customer demand in the U.S. and Canada. The company also continues to benefit from efforts to increase the number of independent representatives who are licensed by the N.A.S.D. to sell securities.

      Net receivables from second-mortgage ($.M.A.R.T.) loans and personal ($.A.F.E.) loans also continued to advance to $1.27 billion, up nearly 11% from $1.15 billion at the end of the 1995 first quarter. Both loan products are underwritten by Commercial Credit and distributed exclusively through the PFS sales force.

      The company's Secure property casualty insurance product --issued through Travelers Indemnity -- continues to experience healthy growth in applications and policies, and as of March 31, 1996, had been rolled out in 20 states.

TRAVELERS LIFE AND ANNUITY OPERATING EARNINGS:
      $82.6 MILLION, UP 20% FROM $68.6 MILLION IN 1995 PERIOD

      Increased earnings at Travelers Life and Annuity were driven by strong investment portfolio performance, and a capital base which benefited from reinvestment of proceeds from the sale of MetraHealth in the 1995 fourth quarter. Earnings growth was offset somewhat by the loss of earnings from Transport Life, which was spun off to Travelers Group shareholders in September 1995.

      For deferred annuities, net written premiums and deposits were $487.7 million for the quarter, up 37% from $355.3 million in the prior year period, with total policyholder account balances and benefit reserves at $11.7 billion versus $9.9 billion in the previous year. Year-over-year sales in the quarter were up 155% for the successful Vintage variable annuity, distributed exclusively by Smith Barney Financial Consultants. This product now accounts for nearly 40% of all deferred annuity production at Travelers Life and Annuity.

      For individual life insurance, net written premiums and deposits were $74.5 million, up 26% over $59.3 million (excluding Transport Life) in the 1995 quarter, largely as a result of sales of the new single premium Vintage Life product. Life insurance in force was $49.2 billion at March 31, 1996, up from $48.5 billion (excluding Transport Life) a year ago.

      Net written premiums for the growing long term care insurance line reached $27.7 million, versus $18.6 million a year ago, largely as a result of a 68% increase in sales.


                         PROPERTY CASUALTY INSURANCE
                         ---------------------------
COMMERCIAL LINES OPERATING EARNINGS:
      $72.7 MILLION, UP 6% FROM $68.5 MILLION IN 1995 PERIOD

      The earnings improvement in Commercial Lines was driven by significantly higher net investment income and better loss experience, partially offset by $6.0 million in catastrophe losses, after taxes and reinsurance, resulting from winter storm-related claims during the quarter. This compares with catastrophe losses of $0.8 million in the prior year period.

      In the National Accounts market, premiums and equivalents were $947.9 million, compared with $1.039 billion in the 1995 period, reflecting continued decline in the workers' compensation pool service business. This decline is due to the de-population of involuntary pools, as workers' compensation loss experience improves and insureds move to voluntary markets.

      Premiums and equivalents in the Commercial Accounts market were $213.0 million, down slightly from the prior year's quarter. In this highly competitive market, the company has continued to be more selective in renewal activity. Programs designed to leverage underwriting experience in specific industries have demonstrated continued growth.

      Select Accounts, which covers small businesses through independent agents, and Specialty Accounts, which includes products such as directors and officers' liability insurance, both experienced modest premium growth in the quarter.

PERSONAL LINES OPERATING EARNINGS:
      $22.1 MILLION VERSUS $24.5 MILLION IN 1995 PERIOD

      A particularly high level of winter storm-related catastrophe losses -- $18.0 million, after taxes and reinsurance, compared with $1.6 million in the prior year period-- reduced year -over-year earnings for Personal Lines. Excluding those catastrophe losses, operating income improved $14.0 million versus the 1995 period, primarily reflecting favorable loss experience.

      Net written premiums in the quarter of $341.2 million represent a slight improvement over first quarter 1995 levels, after excluding the effect of a 1995 change in reinsurance coverage, reflecting growth in target markets, and partially offset by reductions due to catastrophe management strategies.

                             CORPORATE AND OTHER
                             -------------------
NET EXPENSES:
      ($42.9 MILLION VERSUS $33.6 MILLION) IN 1995 PERIOD

      Corporate expenses as a percentage of operating earnings were down. Lower staff expenses in 1996 versus 1995 were offset by a higher level of corporate borrowings. Results also reflect a $15 million contribution in the 1995 quarter from the MetraHealth companies.

                             INVESTMENT PORTFOLIO
                             --------------------

      The Company's $40.2 billion investment portfolio consists primarily of fixed income investments with an average quality of A1. The effective duration of the fixed income portfolio, including short-term fixed income investments, is 4.6 years.

      The Company, which as of March 31, 1996 had assets of approximately $118 billion, is a diversified financial services company engaged in investment services, consumer finance and insurance services. Book value per share at quarter-end was $33.54. Excluding the effects of FAS 115, book value was $32.90 per share.

      The Company's Board of Directors has recommended shareholder approval, at its Annual Meeting on April 24th, of an increase in the Company's common share authorization to 1.5 billion shares. As previously announced, contingent upon that approval the Board has declared a 3-for-2 split in the Company's common stock, in the form of a 50% stock dividend, payable May 24, 1996 to shareholders of record on May 6, 1996.

                     TRAVELERS GROUP - SUMMARY OF EARNINGS
         (In millions of dollars and shares, except per share amounts)


                                        For the quarter ended
                                               March 31,
                                      ------------------------
                                           1996       1995
                                      -----------  -----------

Revenues                              $   4,514.6  $   4,298.9
                                      ===========  ===========

After-tax income:

Operating earnings                    $     479.6  $     338.0

Portfolio gains (losses)                     40.6        (18.0)

Gain on sale of subsidiary                    0.0         20.0
                                      -----------  -----------
Net income                                  520.2        340.0
                                      -----------  -----------
Preferred dividends (1)                     (26.5)       (20.9)
                                      -----------  -----------
Income applicable to common stock     $     493.7  $     319.1
                                      ===========  ===========


Earnings per share:

Before portfolio gains (losses)
     and gain on sale of subsidiary   $      1.42 $       1.01

     Portfolio gains (losses)                0.13        (0.06)

     Gain on sale of subsidiary              0.00         0.06
                                      -----------  -----------

Net income                            $      1.55 $       1.01
                                      ===========  ===========


Total average common
     and equivalent shares                  318.8        315.5
                                      ===========  ===========
Common shares issued and
     outstanding at period end              318.3        319.7
                                      ===========  ===========

(1) Includes a non-recurring dividend of $6.0 million relating to the redemption of approximately 411,000 shares of the Company's Series C Preferred Stock during the 1996 quarter.

                       TRAVELERS GROUP - SEGMENT REVENUES
                            (In millions of dollars)


                                            For the quarter ended
                                                  March 31,
                                           ---------------------
                                               1996     1995
                                           ---------- ----------
REVENUES

Investment Services
- -------------------
     Smith Barney                          $  1,957.1 $  1,524.2
                                           ---------- ----------
Consumer Finance Services                       348.2      324.0
- -------------------------

Life Insurance Services
     Primerica Financial Services               355.2      331.7
     Travelers Life and Annuity                 577.0      591.7
                                           ---------- ----------
       Total Life Insurance Services            932.2      923.4
                                           ---------- ----------
Property and Casualty Insurance Services
- ----------------------------------------
     Commercial Lines                           805.2      813.0
     Personal Lines                             373.1      359.6
                                           ---------- ----------
       Total P&C Insurance Services           1,178.3    1,172.6
                                           ---------- ----------
Corporate and Other                              98.8      354.7
- -------------------                        ---------- ----------

         Total Revenues                    $  4,514.6 $  4,298.9
                                           ========== ==========

                  TRAVELERS GROUP - SEGMENT OPERATING EARNINGS
                            (In millions of dollars)


                                           For the quarter ended
                                                 March 31,
                                           ------------------
                                             1996      1995
                                           --------  --------
OPERATING EARNINGS

Investment Services
- -------------------
     Smith Barney                          $  223.9  $   99.6
                                           --------  --------
Consumer Finance Services                      55.9      55.9
- -------------------------                  --------  --------

Life Insurance Services
- -----------------------
     Primerica Financial Services              65.3      54.5
     Travelers Life and Annuity                82.6      68.6
                                           --------  --------
        Total Life Insurance Services         147.9     123.1
                                           --------  --------

Property and Casualty Insurance Services
- ----------------------------------------
     Commercial Lines                          72.7      68.5
     Personal Lines                            22.1      24.5
                                           --------  --------
        Total P&C Insurance Services           94.8      93.0
                                           --------  --------

     Total business income                    522.5     371.6
                                           --------  --------

Corporate and Other                           (42.9)    (33.6)
- -------------------                        --------  --------


         Operating earnings                $  479.6  $  338.0
                                           ========  ========

                         INVESTMENT SERVICES -- Page 1
                            (In millions of dollars)

                                                   As of, and for the quarter
                                                       ended March 31,
                                                   -----------------------
                                                       1996        1995
                                                   ----------   ----------
SMITH BARNEY INC

Revenues:
     Commissions                                   $    605.0   $    448.0
     Investment banking                                 272.5        116.3
     Principal trading                                  282.9        282.4
     Asset management fees                              316.6        237.4
     Other income                                        34.9         33.4
                                                   ----------   ----------
        Total revenues before interest                1,511.9      1,117.5
                                                   ----------   ----------
     Interest and dividends                             445.2        406.7
     Interest expense                                   350.1        314.8
                                                   ----------   ----------
        Net interest revenue                             95.1         91.9
                                                   ----------   ----------
         Total revenues, net of interest expense      1,607.0      1,209.4
                                                   ----------   ----------
Expenses:
     Compensation and benefits                          913.1        742.2
     Occupancy, communications                          138.6        146.3
     Other expenses                                     188.2        144.6
                                                   ----------   ----------
         Total expenses                               1,239.9      1,033.1
                                                   ----------   ----------
Income before income taxes                              367.1        176.3
Provision for income taxes                             (143.2)       (76.7)
                                                   ----------   ----------
After-tax earnings                                 $    223.9   $     99.6
                                                   ==========   ==========

Total assets (in billions)                         $     45.0   $     41.6
Total equity  (in billions)                        $      2.5   $      2.4
Total regulatory capital (in billions) (1)         $      3.2   $      3.0
Return on equity                                         36.1%        17.0%
Pre-tax profit margin                                    22.8%        14.6%
Non-compensation expenses as a
   percent of net revenue                                20.3%        24.0%


(1) Represents total regulatory capital of broker/dealer subsidiary, Smith Barney Inc.

                         INVESTMENT SERVICES -- Page 2
                            (In millions of dollars)

                                                           As of, and for the
                                                         quarter ended March 31,
                                                        ------------------------
                                                           1996         1995
                                                        -----------  -----------
SMITH BARNEY INC

Retail Brokerage
    Number of registered Financial Consultants               10,527       10,994
    Annualized retail gross production per FC (000)     $       364    $     264
    Domestic retail offices                                     458          481
    Priced assets in client accounts (in billions)      $     433.2    $   361.9

Asset Management
     Assets under fee-based management (in billions):
        Money market funds                              $      39.2  $      29.7
        Mutual funds                                           32.3         28.0
        Managed accounts                                       24.5         20.1
        Assets managed by Financial Consultants                 6.2          4.3
                                                        -----------  -----------
            Total                                       $     102.2  $      82.1
                                                         ==========  ===========

    Externally managed assets (wrap accts.)             $      37.6  $      28.4

Investment Banking
    Domestic underwriting (full credit to lead mgr.):
    Equity -- Volume                                    $   2,341.4  $     415.0
           -- Market share                                    10.4%         3.4%
    Debt -- Volume                                      $   7,808.7  $   3,238.9
         -- Market share                                       3.2%         2.4%
    Municipals -- Volume                                $   4,460.8  $   1,861.2
               -- Market share                                 9.9%         5.1%

Capital Markets/Research
     Number of institutional specialists                        423          390
     Number of stocks in which markets are made               1,654        1,634
     Number of equity research analysts                         150          141
     % of S&P sectors covered by research                       98%          96%

CONSOLIDATED TRAVELERS GROUP
ASSETS UNDER MANAGEMENT (in billions)
- -------------------------------------
     Smith Barney                                       $     102.2  $      82.1
     Travelers Life and Annuity (1)                            21.6         19.8
                                                        -----------  -----------
         Total assets managed for third parties (2)     $     123.8  $     101.9
                                                         ==========  ===========


(1)  Part of the Life Insurance Services segment.

(2) Excludes assets under management at RCM Capital Management of $24.9 and $23.9 billion at March 31, 1996 and 1995, respectively.

                           CONSUMER FINANCE SERVICES
                            (In millions of dollars)

                                          As of, and for the quarter
                                               ended March 31,
                                        -----------------------------
                                              1996          1995
                                        -------------   -------------

REVENUES                                $       348.2   $       324.0

OPERATING EARNINGS                      $        55.9   $        55.9


Net receivables
     Personal loans                     $     3,011.3   $     2,934.6
     Real estate-secured loans                3,010.6         2,888.0
     Credit cards                               807.4           696.8
     Sales finance and other                    478.1           450.0
                                        -------------   -------------

Consumer finance receivables,
      net of unearned finance charges         7,307.4         6,969.4
Accrued interest receivable                      44.6            39.0
Allowance for credit losses                    (210.7)         (184.2)
                                        -------------   -------------
Consumer finance receivables, net       $     7,141.3   $     6,824.2
                                        =============   =============

Number of offices                                 858             872

Number of credit card accounts                756,600         664,400

Average yield                                  15.43%          15.43%
Average net interest margin                     8.75%           8.65%
Charge-off rate                                 2.87%           2.16%
60+ days past due as % of receivables           2.21%           1.83%
Reserves as % of net receivables                2.88%           2.64%

Finance insurance premiums earned       $        37.7   $        31.8

                       LIFE INSURANCE SERVICES -- Page 1
                            (In millions of dollars)

                                         As of, and for the
                                       quarter ended March 31,
                                       ----------------------
                                           1996       1995
                                       ----------  ----------

REVENUES                               $    932.2  $    923.4

OPERATING EARNINGS
     Primerica Financial Services      $     65.3  $     54.5
     Travelers Life and Annuity              82.6        68.6
                                       ----------  ----------
         Total                         $    147.9  $    123.1
                                       ==========  ==========

Statutory Data
Travelers Insurance Company :
     Statutory surplus & capital (1)   $  3,164.8  $  2,442.9
     Surplus to liabilities (1)             15.8%       12.1%


(1) Current period data is preliminary.

                       LIFE INSURANCE SERVICES -- Page 2
                            (In millions of dollars)

                                                As of, and for the
                                              quarter ended March 31,
                                                ---------------------
                                                    1996       1995
                                                ---------- ----------
PRIMERICA FINANCIAL SERVICES

REVENUES                                        $    355.2 $    331.7

OPERATING EARNINGS                              $     65.3 $     54.5

Life insurance issued ($ bil., face amount)     $     12.3 $     13.4
Life insurance in force ($ bil., face amount)   $    350.4 $    337.9

Number of life policies issued (000)                  60.2       67.8
Number of life policies in force (000)             2,119.8    2,084.8

Annualized issued premiums                      $     48.3 $     54.9
Direct premiums                                 $    293.1 $    285.3

Earned premiums - PFS Individual term life      $    236.5 $    230.9
Other                                                 18.7       19.7
                                                ---------- ----------
     Total                                      $    255.2 $    250.6
                                                ========== ==========

Mutual fund sales at NAV (1)                    $    566.9 $    361.7
$.M.A.R.T. LOANs outstanding (2)                $  1,082.3 $    984.8
$.A.F.E. LOANs outstanding (2)                  $    185.9 $    162.4


(1) Includes $128.3 million and $80.8 million of mutual fund sales in Canada during the 1996 and 1995 quarters, respectively.

(2) These loans are marketed by PFS; the receivables are reflected in the assets of Consumer Finance Services.

                       LIFE INSURANCE SERVICES -- Page 3
                            (In millions of dollars)

                                               As of, and for the
                                              quarter ended March 31,
                                               ----------------------
                                                   1996       1995
                                               ----------- ----------
TRAVELERS LIFE AND ANNUITY

REVENUES                                       $     577.0 $    591.7

OPERATING EARNINGS                             $      82.6 $     68.6

Deferred annuities:
- -------------------
     Number of annuities in force (000):
         Fixed                                       399.5      393.9
         Variable                                    222.8      175.5
                                               ----------- ----------
            Total                                    622.3      569.4
                                               =========== ==========
     Number of annuities issued (000):
         Fixed                                         6.4       10.6
         Variable                                     19.7        9.2
                                               ----------- ----------
            Total                                     26.1       19.8
                                               =========== ==========
     Net written premiums & deposits           $     487.7 $    355.3
     Policyholder account balances & benefit
         reserves (1):
         Fixed                                 $   7,153.8 $  6,949.4
         Variable                                  4,574.2    2,907.2
                                               ----------- ----------
            Total                              $  11,728.0 $  9,856.6
                                               =========== ==========

Payout annuities:
     Net written premiums & deposits           $      16.9 $     17.7
     Policyholder account balances & benefit
           reserves                            $   4,421.2 $  4,474.6

GIC and other annuities (2):
     Net written premiums & deposits           $     446.5 $    530.9
     Policyholder account balances & benefit
           reserves (1),(3)                    $   7,310.4 $  8,559.8


(1)  Includes general account, separate accounts and managed funds.

(2) Includes $200 of deposits at March 31, 1995 related to the transfer in-house of old Travelers pension fund assets previously managed externally.

(3) Includes $1,998.6 and $2,501.5 in guaranteed investment contracts at March 31, 1996 and 1995, respectively.

                       LIFE INSURANCE SERVICES -- Page 4
                            (In millions of dollars)

                                                     As of, and for the
                                                   quarter ended March 31,
                                                    ----------  ----------
                                                       1996         1995
                                                    ----------  ----------
TRAVELERS LIFE AND ANNUITY

Individual life insurance:
- --------------------------
     Life insurance in force ($ bil., face amt.):
         Term                                       $     28.8  $     28.3
         Permanent                                        20.4        20.7
                                                    ----------  ----------
            Total (1)                               $     49.2  $     49.0
                                                    ==========  ==========

     Number of life policies in force (000) (1)          558.0       600.3
     Life insurance issued ($ bil., face amt.)      $      1.5  $      1.5
     Number of life policies issued (000)                  6.4         6.7
     Net written premiums and deposits (1)          $     74.5  $     61.6
     Policyholder account balances & benefit
         reserves (1)                               $  2,101.2  $  2,090.1

Long term care:
- ---------------

     Number of policies in force (000)                    58.9        40.6
     Net written premiums                           $     27.7  $     18.6

Other individual accident and health:
- -------------------------------------
     Net written premiums (1)                       $     11.9  $     64.3

All businesses:
- ---------------
Net investment income (1)                           $    413.1  $    414.0
Interest credited to contractholders                $    209.2  $    259.2


(1) On September 29, 1995, Travelers Group made a pro rata distribution to its stockholders of Transport Holdings Inc., which at the time of distribution, was the indirect owner of the business of Transport Life Insurance Company. Comparable (excluding Transport) individual life insurance amounts are as follows: face amount in force, $48.5; number of policies in force, 577.3; net written premiums and deposits, $59.3; and policyholder account balances and benefit reserves, $2,002.3. Comparable Other individual accident and health net written premiums for 1995 is $10.8. Comparable net investment income for 1995 is $400.9.

                PROPERTY & CASUALTY INSURANCE SERVICES -- Page 1
                            (In millions of dollars)

                                                 As of, and for the quarter
                                                       ended March 31,
                                                  ------------------------
                                                      1996         1995
                                                  -----------   ----------
TOTAL P&C INSURANCE

REVENUES                                          $   1,178.3   $  1,172.6

OPERATING EARNINGS
     Commercial                                   $      72.7   $     68.5
     Personal                                            22.1         24.5
                                                  -----------   ----------
         Total                                    $      94.8   $     93.0
                                                  ===========   ==========

STATUTORY TO GAAP RECONCILIATION

Net written premiums                              $     981.2   $    960.9
                                                  -----------   ----------
Net earned premiums                               $     844.4   $    863.4

Losses and loss adjustment expenses                     682.0        708.3
Other underwriting expenses                             258.8        241.6
Dividends to policyholders                                1.8          5.0
                                                  -----------   ----------
     Total deductions                                   942.6        954.9
                                                  -----------   ----------
Statutory underwriting loss                             (98.2)       (91.5)
GAAP adjustments                                        (58.6)       (83.1)
                                                  -----------   ----------
Adjusted underwriting loss                             (156.8)      (174.6)
Net investment income                                   197.9        179.2
Other income                                             79.0        114.0
                                                  -----------   ----------
Operating income before federal
     income taxes                                       120.1        118.6
Federal income taxes                                     25.3         25.6
                                                  -----------   ----------
Operating income                                  $      94.8   $     93.0
                                                  ===========   ==========

Net investment income (after-tax)                 $     146.6   $    132.1
Effective tax rate on net investment income             25.9%        26.3%

Combined ratio (1)
- ------------------
   Losses and loss adjustment expenses                  80.8%        82.0%
   Other underwriting expenses                          26.4%        25.1%
                                                  -----------   ----------
      Combined                                         107.2%       107.1%
                                                  ===========   ==========

Travelers Indemnity Company:
Statutory capital and surplus (2), (3)            $   2,568.7   $  2,134.6
Premiums to surplus ratio (2), (3)                     1.41:1       1.66:1
Total loss and loss adjustment expense reserves   $  10,121.1   $  9,828.6


(1)  Before policyholder dividends, which are immaterial.

(2)  Includes Travelers Indemnity Company and its subsidiaries.

(3)  Current period data is preliminary.

                PROPERTY & CASUALTY INSURANCE SERVICES -- Page 2
                            (In millions of dollars)

                                                  As of, and for the quarter
                                                       ended March 31,
                                                    -----------------------
                                                        1996        1995
                                                    ----------   ----------
COMMERCIAL LINES

REVENUES                                            $    805.2   $    813.0

OPERATING EARNINGS                                  $     72.7   $     68.5

Net written premiums & equivalents by market: (1)
- -------------------------------------------------
     National Accounts
         Premiums                                   $    195.9   $    166.9
         Equivalents                                     752.0        872.2
                                                    ----------   ----------
            Total                                        947.9      1,039.1
     Commercial Accounts
         Premiums                                        201.6        206.7
         Equivalents                                      11.4         12.0
                                                    ----------   ----------
            Total                                        213.0        218.7

     Select Accounts - Premiums                          140.9        135.1
     Specialty Accounts - Premiums                       101.6         97.9
                                                    ----------   ----------
     Total premiums and equivalents                 $  1,403.4   $  1,490.8
                                                    ==========   ==========

Net written premiums by product line:
- -------------------------------------
     Workers compensation                           $    220.9   $    200.3
     Multi-peril                                          93.2         74.6
     Automobile                                           97.4         94.9
     Other liability                                     135.3        125.8
     Property and other                                   93.2        111.0
                                                    ----------   ----------
         Total                                           640.0        606.6
     Equivalents (1)                                     763.4        884.2
                                                    ----------   ----------
         Total premiums and equivalents             $  1,403.4   $  1,490.8
                                                    ==========   ==========

Combined ratio (2):
- -------------------
     Losses and loss adjustment expenses                  83.2%        86.5%
     Other underwriting expenses                          25.3%        23.4%
                                                    ----------   ----------
         Combined                                        108.5%       109.9%
                                                    ==========   ==========

Statutory Ratio Development:
- ----------------------------
     Earned premiums                                $    518.3   $    546.9

     Losses and loss adjustment expenses            $    431.4   $    472.8
     Other underwriting expenses                         161.7        142.1
                                                    ----------   ----------
         Total deductions                                593.1        614.9
                                                    ----------   ----------
     Statutory underwriting gain/(loss)(2)          $    (74.8)  $    (68.0)

Catastrophe losses (after-tax)(3)                   $      6.0   $      0.8
Net investment income (pre-tax)                     $    158.0   $    140.5
Effective tax rate on net investment income              25.6%        25.8%


(1) Equivalents represent estimates of premiums that customers would have been charged under a fully insured arrangement and do not equal actual revenues.

(2)  Before policyholder dividends, which are immaterial.

(3) Net of reinsurance. Effective April 1, 1995, the threshold of losses incurred to qualify a specific event as a catastrophe loss was increased.

                PROPERTY & CASUALTY INSURANCE SERVICES -- Page 3
                            (In millions of dollars)

                                            As of, and for the quarter
                                                 ended March 31,
                                              -------------------
                                                1996       1995
                                              --------   --------
PERSONAL LINES

REVENUES                                      $  373.1   $  359.6

OPERATING EARNINGS                            $   22.1   $   24.5


Net written premiums by product line:
     Personal auto                            $  276.9   $  271.9
     Homeowners and other                         64.3       82.4
                                              --------   --------
         Total written premiums                  341.2      354.3
                                              ========   ========

Number of policies (millions)                      1.8        1.8

Combined ratio:
     Losses and loss adjustment expenses          76.8%      74.4%
     Other underwriting expenses                  28.5%      28.1%
                                              --------   --------
         Combined                                105.3%     102.5%
                                              ========   ========

Statutory Ratio Development:
  Earned premiums                             $  326.1   $  316.5

  Losses and loss adjustment expenses            250.6      235.5
  Other underwriting expenses                     97.1       99.5
                                              --------   --------
     Total deductions                            347.7      335.0
                                              --------   --------
  Statutory underwriting gain/(loss)          $  (21.6)  $  (18.5)

Catastrophe losses (after-tax)(1)             $   18.0   $    1.6
Net investment income (pre-tax)               $   39.9   $   38.7
Effective tax rate on net investment income       27.3%      28.2%


(1) Net of reinsurance. Effective April 1, 1995, the threshold of losses incurred to qualify a specific event as a catastrophe loss was increased.

                              SELECTED OTHER DATA
                            (In millions of dollars)

                                                         At March 31, At December 31,
                                                             1996          1995
                                                            -------      -------
INVESTMENT PORTFOLIO (at carrying value) (1)
Fixed-income investments
  Trading securities, at market                             $  97.0      $   0.0
  Available for sale, at market:
     Mortgage-backed securities - principally obligations
        of U.S. Government agencies                           5,561        6,085
     U.S. Treasury securities and obligations of U.S.
        Government corporations and agencies                  2,457        2,848
     Corporates (including redeemable preferreds)            16,688       17,166
     Obligations of states and political subdivisions         4,203        4,092
     Debt securities issued by foreign governments              703          453
  Held to maturity, at amortized cost                            64           68
                                                            -------      -------
         Total fixed income                                  29,773       30,712
Equity securities, at market                                  1,002          856
Mortgage loans and real estate held for sale                  4,118        4,369
Policy loans                                                  1,903        1,888
Short-term and other                                          3,407        3,140
                                                            -------      -------

          Total invested assets                             $40,203      $40,965
                                                            =======      =======

After tax unrealized gains/(losses) on invested assets      $   204      $   756
                                                            =======      =======


DETAIL OF MORTGAGE LOANS & REAL ESTATE
Performing mortgages                                        $ 3,594      $ 3,796
Performing real estate (2)                                      144          194
                                                            -------      -------
     Total                                                  $ 3,738      $ 3,990
     Yield                                                      9.0%         8.6%

Underperforming mortgages                                   $   136      $   252
Underperforming real estate (2)                                 406          308
                                                            -------      -------
     Total                                                  $   542      $   560
     Yield                                                      4.4%         1.0%

Total (2)                                                   $ 4,280      $ 4,550
                                                            =======      =======
Yield                                                           8.4%         7.5%
                                                            =======      =======

Proceeds from sales during period                           $   166      $   995
                                                            =======      =======

(1) Represents Travelers Group's consolidated investments, which primarily support the company's insurance operations but also include corporate investments and investments managed on behalf of Consumer Finance Services.

(2)  Includes real estate joint ventures.





                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  April 22, 1996
                                                           TRAVELERS GROUP INC.



                                                     By: /s/ William T. Bozarth
                                                         -----------------------
                                                        William T. Bozarth
                                                        Vice President


